UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

Icahn Enterprises Holdings L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-118021-01	13-3398-767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

Vincent J. Intrieri delivered notice of his resignation as the Senior Vice President and Director of Icahn Enterprises G.P. Inc. (“Icahn Enterprises G.P.”), the general partner of Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises, L.P. (“Icahn Enterprises”), and all officer and/or director positions held by him at certain of our subsidiaries, on September 28, 2012.

The resignation was not the result of any disagreement with Icahn Enterprises Holdings on any matter relating to Icahn Enterprises Holdings’ operations, policies or practices.

A copy of Mr. Intrieri’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Appointment of Directors

On September 28, 2012 the Board of Directors of Icahn Enterprises G.P., appointed Keith Cozza and SungHwan Cho to serve as Directors of Icahn Enterprises GP. Messrs. Cozza and Cho will also hold officer and/or director positions at certain of our subsidiaries.

Keith Cozza is currently the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza served as Controller at Icahn Associates Holding LLC from 2004 to 2006. Prior to that Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Since August 2011, Mr. Cozza has been a member of the Executive Committee of XO Holdings, a telecommunications company. Mr. Cozza was a member of the board of directors of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 through August 2012. Mr. Cozza holds a B.S. in Accounting from the University of Dayton. XO Holdings is indirectly controlled by Carl C. Icahn. Mr. Icahn also previously had a non-controlling interest in MGM Holdings through the ownership of securities.

There are no arrangements or understandings between Mr. Cozza and any other persons pursuant to which he was selected as director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cho has served as Chief Financial Officer of Icahn Enterprises G.P., Inc. since March 2012. Prior to this time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises L.P. since October 2006. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, automotive parts, metals recycling, real estate, railcar manufacturing, food packaging, gaming, and home fashion. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. From 1996 to 1999, he was an investment banker at Salomon Smith Barney in New York and Tokyo.

Mr. Cho has been a director of: CVR Energy, Inc, an oil refining company and CVR GP, LLC, the general partner of CVR Partners LP, a fertilizer company, since May, 2012; Federal Mogul, Inc., an auto parts manufacturer, since May 2012; XO Holdings, LLC (now known as XO Holdings), a competitive provider of telecom services since August 2011; American Railcar Industries, Inc., a railcar manufacturing company, since June 2011; Take-Two Interactive Software Inc, a publisher of interactive entertainment products, since April 2010; WestPoint International, LLC (now known as WestPoint Home LLC), a home textiles manufacturer since January 2008; PSC Metals Inc., a metal recycling company, since December 2006; and Viskase Companies, Inc., a meat casing company, since November 2006. With respect to each aforementioned company, Carl C. Icahn, directly or indirectly, either (i) controls or at such time controlled such company or (ii) at such time had or has an interest in such company through the ownership of securities.

Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business.

There are no arrangements or understandings between Mr. Cho and any other persons pursuant to which he was selected as director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

17.1	Resignation Letter of Vincent J. Intrieri, dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.
its general partner

	By:	/s/ Daniel Ninivaggi
Daniel Ninivaggi
President, Chief Executive Officer and Director

Date:  October 2, 2012